EXHIBIT 13.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the annual report of Aluminum Corporation of China Limited, a joint stock limited company incorporated in the People’s Republic of China with limited liability (the “Company”), on Form 20-F for the year ending December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, CHEN Jihua, Chief Financial Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CHEN Jihua
CHEN Jihua
Chief Financial Officer
June 30, 2004

*	A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.